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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):   July 1, 1999



                                IFX Corporation
                                ---------------
            (Exact name of Registrant as Specified in Its Charter)



           Delaware                       0-15187                36-3399452
          ----------                     ---------              ------------
(State or Other Jurisdiction of   (Commission file number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



                                IFX Corporation
                          707 Skokie Blvd., 5th Floor
                        Northbrook, Illinois  60062
                       -----------------------------

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              (847) 412-9411
                             ----------------
             (Registrant's Telephone Number, Including Area Code)


            _______________________________________________________
         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets

         On June 30, 1999, IFX Corporation sold all of its shares of capital stock of IFX Ltd., a British company, to The Park Trust. Prior to the sale, IFX Corporation owned 50.1% and The Park Trust owned 49.1% of IFX Ltd.'s outstanding capital stock. IFX Ltd. provides institutional brokerage and foreign exchange services to clients in the foreign exchange and futures business. As consideration for its shares of IFX Ltd., The Park Trust paid U.S.$1,950,000 to IFX Corporation and agreed to pay IFX Corporation the sum of U.S.$500,000 (plus interest at a rate of prime plus three-percent) on or before June 30, 2000. The parties intended that the consideration paid to IFX Corporation for its shares of IFX Ltd. would equal approximately one-half of the net book value of IFX Ltd. as of June 30, 1999. The consideration payable to IFX Corporation is subject to adjustment if and to the extent that, on or before the third anniversary of the closing date, (i) the auditors of IFX Ltd. determine that the net book value and/or the net profits of IFX Ltd. upon which the consideration paid to IFX Corporation was calculated were incorrect, or (ii) The Park Trust sells any of its shares of IFX Ltd. capital stock to a third party at a price per share that is greater than the price per share paid by The Park Trust to IFX Corporation.

         In addition, at the closing of such sale IFX Corporation was issued one redeemable preference share of IFX Ltd. (the "Preference Share"), which represents all of the authorized and issued Preference Shares of IFX Ltd. The Preference Share entitles IFX Corporation to receive, on a quarterly basis, payments equal to 30% of the net profits of IFX Ltd. for each three-month period commencing on July 1, 1999 and ending on June 30, 2002.

         IFX Corporation's disposition of its shares of IFX Ltd. was effected pursuant to that certain Share Sale Agreement dated June 30, 1999 and the Written Resolutions of the Members of IFX Limited, copies of which are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by this reference. On July 1, 1999, IFX Corporation issued a press release announcing the consummation of this transaction, a copy of which is filed as Exhibit 99.3 and is incorporated herein by this reference.


Item 7.  Financial Statement and Exhibits

         Exhibit Number       Description of Exhibit
         --------------       ----------------------

            99.1              Share Sale Agreement dated June 30, 1999
            99.2              Written Resolutions of the Members of IFX Limited
            99.3              Press release dated July 1, 1999

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IFX Corporation



                                        By: /s/ Joel Eidelstein
                                           ------------------------------
                                                Joel Eidelstein,
                                                President

Date: July 12, 1999




                                 EXHIBIT INDEX


         Exhibit Number        Description of Exhibit
         --------------        ----------------------

            99.1               Share Sale Agreement dated June 30, 1999
            99.2               Written Resolutions of the Members of IFX Limited
            99.3               Press release dated July 1, 1999

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